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                                                                    Exhibit 3.60

                            ARTICLES OF ORGANIZATION

                                [NAME OF ENTITY]


         The undersigned, being authorized to execute and file these Articles, hereby certifies that:

1. NAME. The name of the limited liability company (hereinafter referred to as the "Company") shall be ________________________________________.

2. DURATION. The duration of the company shall be ___ years from the date that these Articles of Organization are filed with the State Department of Assessments and Taxation, unless sooner dissolved by the members or as provided by statute.

3.   PURPOSES. The purposes for which the company is organized shall include ___
     ___________________________________________________________________________
     __________________________________________________________________________.

4.   PRINCIPAL OFFICE. The address and principal office of the Company is ______
     ____________________________________________________________.

5. NAME AND ADDRESS OF RESIDENT AGENT. The name and address of the resident agent of the Company is ___________________________________________________
     _____________________________________________________________.

6. RIGHT TO CONTINUE BUSINESS. In the event of the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or any other occurrence or event which terminates the Membership of a Member in the Company, the members may continue business upon unanimous agreement in accordance with the Operating Agreement. At their election and option, the remaining members may agree to continue the business.

7. INTERNAL AFFAIRS. The internal affairs of the Company are set forth in the Operating Agreement of the Company, as the same may be amended from time to time, which shall be provided to all present and subsequent Members of the Company, and shall govern the operation of the Company and its various Members.

8. INDEMNIFICATION. The Company shall indemnify a company representative of the Company in connection with any proceeding to the fullest extent permitted by law and in accordance with any applicable statute, as the same may be amended, from time to time.

9. AUTHORITY TO EXECUTE ARTICLES AND CERTIFICATES. Any authorized Member or office of the Company, as certified by the Company's Secretary from time to time in accordance with the Operating Agreement, shall be authorized to sign Articles and certificates required to be filed with the State Department of Assessments and Taxation.


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10.  AUTHORITY OF MEMBERS. Pursuant to Section 4A-401 of the Act, the authority of members of the Company to act for the Company solely by virtue of their being members is limited, and shall be only as set forth in the Operating Agreement of the Company.

     IN WITNESS WHEREOF, the undersigned has attached his hand and seal to these Articles of Organization this ____________ day of ___________, ___ .


WITNESS:


_________________________                  ____________________________________


STATE OF MARYLAND, COUNTY OF _________________________________, to wit:

     I HEREBY CERTIFY that on this ___________ day of ___________________,
___________, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared __________________________ , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     WITNESS my hand and notarial seal:


                                                  _____________________________
                                                  Notary Public

My commission expires ______________________